Exhibit 10.2

                           CONSULTING AGREEMENT WITH
                                   KEVIN DILLS

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                              CONSULTING AGREEMENT

     This Consulting Agreement (the "Agreement") is entered into this 17th day of July 2002 by and amongst ATNG, INC. (the "Company") and Kevin C. Dills (the "Consultant").

     WHEREAS, Consultant is skilled in providing business consulting services, and had provided such services to Company in the past and will continue to provide such services in the future;

     WHEREAS, the Consultant will provide approximately $25,000 in services to the Company;

     NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration receipt whereof is hereby acknowledged it is agreed.

     1. The Company hereby has engaged the Consultant for business consulting services and wishes to pay Consultant and has agreed to payment of fees due for services already rendered through issuance of stock.

     2. In partial consideration of the services already provided, Consultant shall receive up to 50,000 shares of the Company's common stock, which shall be issued for the accrual due and owing as a result of prior services rendered to the Company by the Consultant and ongoing services.

     3. The Company will register all the compensation shares pursuant to a registration statement on Form S-8.

     4. Except as otherwise provided herein, any notice or other communication to any party pursuant to or relating to this Agreement and the transactions provided for herein shall be deemed to have been given or delivered when deposited in the United States Mail, registered or certified, and with


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KCD                                                                   GB
(Initials)                                                       (Initials)
proper postage and registration or certification fees prepaid, addressed at their principal place of business or to such other address as may be designated by either party in writing.

     5. This Agreement shall be governed by and interpreted pursuant to the laws of the state of California. By entering into this Agreement, the parties agree to the jurisdiction of the California courts with venue in Los Angeles County, California. In the event of any breach of this Agreement, the prevailing party shall be entitled to recover all costs including reasonable attorney's fees.

     6. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one counterpart.

     IN WITNESS WHEREOF, the parties hereto have subscribed their hands and seals the day and year first above written.

CONSULTANT:                               COMPANY:
                                          ATNG, INC.


/s/Kevin C. Dills                         /s/ George Betts
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Kevin C. Dills                            By: George Betts, President & CFO










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